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                                                                   Exhibit 99(i)


                    TAISIL ELECTRONIC MATERIALS CORPORATION

                            STATEMENTS OF OPERATIONS

                  YEARS ENDED DECEMBER 31, 1998 , 1997 AND 1996
                     (EXPRESSED IN THOUSANDS OF US DOLLARS)


                                                                                                             1996
                                                                          1998             1997           (UNAUDITED)
                                                                       ------------     ------------      -----------
Net sales (note 3)                                                   $       58,663           61,554             7,214
Cost of goods sold (note 3)                                                  80,284           70,017            21,569
                                                                       ------------     ------------      ------------
Gross loss                                                                  (21,621)          (8,463)          (14,355)
                                                                       ------------     ------------      ------------
Selling, general and administrative expense                                   7,678            6,939             8,058
Research and development expense                                              2,117            6,908             3,523
                                                                       ------------     ------------      ------------
                                                                              9,795           13,847            11,581
                                                                       ------------     ------------      ------------
Operating loss                                                              (31,416)         (22,310)          (25,936)
                                                                       ------------     ------------      ------------
Non-operating income (expense):
   Interest income                                                            1,589            1,959             3,607
   Interest expense, excluding capitalized interest of $0 in
   1998, $991 in 1997 and $1,799 in 1996 (note 3)                           (15,286)         (15,356)           (6,955)
   Gain (loss) on foreign exchange, net                                      (1,773)          14,800               622
   Other income, net (note 3)                                                 1,525            1,458                79
                                                                       ------------     ------------      ------------
                                                                            (13,945)           2,861            (2,647)
                                                                       ------------     ------------      ------------
Loss before income tax                                                      (45,361)         (19,449)          (28,583)
Income tax benefit (expense) (note 12)                                      (13,053)           5,665            11,652
                                                                       ------------     ------------      ------------
Net loss                                                             $      (58,414)         (13,784)          (16,931)
                                                                       ============     ============      ============

See accompanying notes to financial statements.